Exhibit 99.1
eBay Inc. Reports First Quarter 2026 Results

•Revenue of $3.1 billion, up 19% on an as-reported basis and up 17% on an FX-Neutral basis
•Gross Merchandise Volume ("GMV") of $22.2 billion, up 18% on an as-reported basis and up 14% on an FX-Neutral basis
•GAAP and Non-GAAP earnings per diluted share of $1.12 and $1.66, respectively, on a continuing operations basis
•GAAP and Non-GAAP operating margins of 19.8% and 29.4%, respectively
•Returned $639 million to stockholders in Q1, including $500 million of share repurchases and $139 million paid in cash dividends

San Jose, California, April 29, 2026 – eBay Inc. (Nasdaq: EBAY), a global commerce leader that connects millions of buyers and sellers around the world, today reported financial results for its first quarter ended March 31, 2026.

"eBay’s first quarter results marked a strong start to the year,” said Jamie Iannone, Chief Executive Officer at eBay. “We accelerated GMV growth and delivered performance ahead of expectations. Our Focus Categories, C2C and recommerce strategic priorities are driving broad-based momentum, and strengthening our position as the marketplace of choice for enthusiasts."

"Our strong first quarter results, characterized by robust GMV and revenue growth, along with healthy earnings, reflect the powerful operating leverage inherent in our business,” said Peggy Alford, Chief Financial Officer at eBay. “We remain committed to disciplined execution of our strategic priorities while continuing to allocate capital thoughtfully to drive long-term value and significant returns for our shareholders."

First Quarter 2026 Business Highlights

•eBay announced a definitive agreement to acquire Depop, a leading consumer-to-consumer ("C2C") fashion marketplace, from Etsy, which would deepen eBay’s reach with younger, fashion-forward consumers and expand its presence in one of the most dynamic areas of resale.
•The company expanded eBay Live, its interactive live-stream shopping experience, to France, Italy and Canada, growing seller reach and deepening buyer engagement.
•eBay launched “The 30/30 Collection” on eBay Live, a Pokémon Day auction that showcased 30 years of iconic cards and memorabilia from top sellers, boosting engagement in one of the marketplace’s most popular Focus Categories.
•Goldin, an eBay company, reached an all-time quarterly GMV record in the first quarter, facilitated by a record-breaking $16.5 million sale of a PSA 10 Pikachu Illustrator card.
•eBay hosted several Bay Area activations for football’s biggest game, including the immersive eBay End Zone pop-up, celebrity-driven eBay Live shopping events and a community watch party. The events showcased eBay’s unique inventory and relevance across collectibles, fashion and sports memorabilia.
•eBay’s AI-powered card scanning feature, which surfaces historical pricing and population data from a single photo, expanded to include the company’s top five collectible card game genres, and surpassed 30 million cumulative scans.
•eBay released “The NYC Edit,” an online style guide highlighting what New Yorkers are buying and selling on eBay. The curated storefronts allowed buyers to shop directly from influencers’ closets, and was accompanied by a three-day in-person resale experience held in April.
•The company collaborated with Vogue on the Vogue Vintage Market pop-ups in New York, London and Berlin, featuring a curated selection of premium vintage pieces handpicked from eBay by leading voices in fashion. Select items were auctioned via eBay Live where customers around the world could participate and bid in real time.
•eBay announced a new partnership with Meta for the Facebook affiliate program, allowing creators to feature eBay’s inventory directly within their content, and helping sellers reach new, engaged buyers through social commerce.
•eBay expanded its financial services offerings in the U.K. by partnering with Liberis to add Flexible Growth Financing to its Seller Capital program, and introduced Pay by Bank at checkout through a partnership with TrueLayer, enabling instant, secure payments.
•The company announced the appointment of Brian Sharples to its Board of Directors. Mr. Sharples serves as Board Chair of GoDaddy, Inc., and previously co-founded and served as CEO and Chairman of HomeAway, Inc.

Impact

•eBay released its inaugural Climate Transition Plan, a company-wide roadmap to reach net-zero greenhouse gas emissions by 2045. The plan details how eBay is well-positioned to drive sustainable commerce at scale, and as a result, create enduring value for customers, communities and the planet.
•eBay for Charity enabled buyers and sellers to raise nearly $60 million worldwide in the first quarter.
•eBay received numerous awards, including recognition from Fortune as one of America’s Most Innovative Companies 2026, from Newsweek as one of America’s Greenest Companies 2026, and from TIME as one of America’s Most Iconic Companies 2026.

First Quarter 2026 Financial Highlights

•Revenue was $3.1 billion, up 19% on an as-reported basis and up 17% on a foreign exchange ("FX") neutral basis.
•GMV was $22.2 billion, up 18% on an as-reported basis and up 14% on an FX-Neutral basis.
•GAAP net income from continuing operations was $512 million, or $1.12 per diluted share.
•Non-GAAP net income from continuing operations was $760 million, or $1.66 per diluted share.
•GAAP and Non-GAAP operating margins were 19.8% and 29.4%, respectively.
•Generated $970 million of operating cash flow and $898 million of free cash flow from continuing operations.
•Returned $639 million to stockholders, including $500 million of share repurchases and $139 million paid in cash dividends.

(In millions, except per share data and percentages)	First Quarter
	2026	2025	Change
eBay Inc.
Net revenues	$3,089	$2,585	$504	19%
GAAP – Continuing Operations
Net income	$512	$501	$11	2%
Earnings per diluted share	$1.12	$1.05	$0.07	7%
Non-GAAP – Continuing Operations
Net income	$760	$654	$106	16%
Earnings per diluted share	$1.66	$1.37	$0.29	21%

Other Selected Financial and Operational Results

•Advertising revenue – The company's total advertising offerings generated $581 million of revenue in the first quarter of 2026, representing 2.6% of GMV. First-party advertising products on the eBay platform delivered $555 million of revenue in the first quarter of 2026, up 33% on an as-reported basis and up 28% on an FX-Neutral basis.
•Operating margin – GAAP operating margin decreased to 19.8% for the first quarter of 2026, compared to 23.6% for the same period last year. Non-GAAP operating margin decreased to 29.4% for the first quarter of 2026, compared to 29.6% for the same period last year.
•Income tax rate – The GAAP effective tax rate for continuing operations for the first quarter of 2026 was 17.1%, compared to 20.4% for the first quarter of 2025. The non-GAAP effective tax rate for continuing operations for the first quarter of 2026 was 17.5%(1).
•Cash flow – The company generated $970 million of operating cash flow and $898 million of free cash flow during the first quarter of 2026 from continuing operations.
•Capital returns – The company repurchased $500 million of its common stock, or approximately 6 million shares, in the first quarter of 2026. The company's total repurchase authorization remaining as of March 31, 2026 was approximately $2.3 billion. The company also paid cash dividends of $139 million during the first quarter of 2026.
•Cash and cash equivalents and non-equity investments – The company's cash and cash equivalents and non-equity investments portfolio totaled $5.1 billion as of March 31, 2026.

(1) We are using a non-GAAP effective tax rate of 17.5% in 2026 for evaluating our operating results, up from 16.5% in 2025. This rate could continue to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

Business Outlook

eBay is providing the following guidance for continuing operations for the second quarter 2026.

(In billions, except per share data and percentages)	Q2 2026 Guidance
Revenue	$2.97 - $3.03
FX-Neutral Y/Y Growth	8% - 10%

Gross Merchandise Volume	$21.3 - $21.7
FX-Neutral Y/Y Growth	8% - 10%

Diluted GAAP EPS	$1.09 - $1.14

Diluted Non-GAAP EPS	$1.46 - $1.51

Dividend Declaration

eBay's Audit Committee declared a second quarter 2026 cash dividend of $0.31 per share of the company's common stock. The dividend is payable on June 12, 2026 to stockholders of record as of May 29, 2026.

Definitive Agreement to Acquire Depop, Inc.

In February 2026, eBay Inc. and Etsy, Inc. announced that they entered into a definitive agreement for eBay to acquire Depop, Inc. for approximately $1.2 billion in cash, subject to certain purchase price adjustments. The pending acquisition is now expected to close by the end of the third quarter of 2026, subject to the satisfaction of certain closing conditions and receipt of required regulatory approvals. eBay and Etsy have received regulatory clearances in the United States and Germany, and reviews are in progress in other markets, including the United Kingdom and Australia.

Quarterly Conference Call and Webcast

eBay Inc. will host a conference call to discuss first quarter 2026 results at 2:30 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the company's Investor Relations website at https://investors.ebayinc.com. In addition, an archive of the webcast will be accessible for at least three months through the same link.

eBay Inc. uses its Investor Relations website at https://investors.ebayinc.com and social media channels as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor this website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.

About eBay

eBay Inc. (Nasdaq: EBAY) is a global commerce leader that connects people and builds communities to create economic opportunity for all. Our technology empowers millions of buyers and sellers in more than 190 markets around the world, providing everyone the opportunity to grow and thrive. Founded in 1995 in San Jose, California, eBay is one of the world's largest and most vibrant marketplaces for discovering great value and unique selection. In 2025, eBay enabled nearly $80 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Presentation

All growth rates represent year-over-year comparisons, except as otherwise noted. All amounts in tables are presented in U.S. dollars, rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not sum or recalculate using the rounded dollar amounts provided. References to "revenue" refer to "net revenues" as reported in the company’s consolidated statement of income.

New Accounting Standard

In September 2025, the Financial Accounting Standards Board issued Accounting Standards Update ("ASU") 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Accounting for and Disclosure of Software Costs. eBay adopted the standard effective January 1, 2026 using the full retrospective method, which required the restatement of each prior reporting period presented.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as "non-GAAP financial measures" by the SEC: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income and margin, non-GAAP effective tax rate, free cash flow and FX-Neutral basis. These non-GAAP financial measures are presented on a continuing operations basis. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP financial measures, except for figures in this press release presented on an "FX-Neutral basis," to the nearest comparable GAAP measures, see "Non-GAAP Measures of Financial Performance," "Reconciliation of GAAP Operating Income to Non-GAAP Operating Income," "Reconciliation of GAAP Net Income to Non-GAAP Net Income and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate" and "Reconciliation of Operating Cash Flow to Free Cash Flow" included in this press release. For figures in this press release reported "on an FX-Neutral basis," we calculate the year-over-year impact of foreign currency movements using prior period foreign currency rates, excluding hedging activity, applied to current year transactional currency amounts.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involves risks and uncertainties. These statements include, but are not limited to, management's vision for the future of eBay and our ability to accomplish our vision, expected financial results for the second quarter and full year 2026 and expected drivers thereof, the future growth in our business, and our ability to drive sustainable long-term growth and create lasting value for our stockholders, the impact of current and contemplated strategic initiatives and offerings, partnerships with and acquisitions of other companies, and new and updated product features or programs, including the initiatives, offerings, partnerships, acquisitions, features and programs discussed in our business highlights, the effects of foreign currency volatility and our ability to respond to such effects, operating efficiency and margins, and dividends and share repurchases.

Actual results could differ materially from those expressed or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: significant variation in our operating and financial results, including GMV and net revenues; our ability to compete in the markets in which we participate; our ability to generate revenue from our advertising products, including our Promoted Listings; our ability to generate consumer engagement and spending; our ability to keep pace with technological changes, including emerging AI technologies, and with changes in consumer demands and expectations; our ability to operate internationally and generate revenue from our international operations and our exposure to costs and risks in connection therewith; the impact of changes in global trade policies on our revenue, profit and ability to support cross-border trade; our ability to manage our buyer and seller trust protection programs; the risk of systems failures and business interruptions to our business; operation of and ongoing investment into our payments and financial services offerings; risk of fraud on our platforms; the impact of any cyberattacks or data security breaches; our ability to attract, retain and develop our senior managers and other key employees; our and our customers’ dependence on third-party providers, some of which are our competitors; the impact of our current, contemplated and future acquisitions, dispositions, joint ventures, strategic partnerships and strategic investments, including our expectations regarding the time to close, and our ability to close, and subsequently realize the projected benefits from, the pending Depop acquisition; the impact of extensive and increasing regulation and oversight that affect our business; the risk of liability for the actions of our customers, including products sold by sellers on our platforms; the impact of increasing levels of regulation in the areas of privacy, protection of user data and cybersecurity; the risks associated with third party allegations relating to intellectual property rights; current and potential litigation and regulatory and government inquiries, investigations and litigation involving us; the impact of evolving sales and other tax regimes in various jurisdictions; our ability to protect or enforce our intellectual property rights; risks and costs relating to stakeholder expectations around environmental, social and governance matters; potential exposure to claims and liabilities as a result of the distribution of PayPal; the risk of exposure to greater than anticipated tax liabilities; fluctuations in interest rates, and changes in regulatory guidance relating thereto; fluctuations in foreign currency exchange rates; our ability to generate sufficient cash flow to service our indebtedness and to comply with financial covenants in our outstanding debt instruments; and the risk that our stock repurchases may not be effected or may not achieve the desired objectives.

The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Investor Relations Contact:	John Egbert	ir@ebay.com
Media Relations Contact:	Maddy Martinez	press@ebay.com
Company News:	https://www.ebayinc.com/stories/news/
Investor Relations website:	https://investors.ebayinc.com

eBay Inc.
Unaudited Condensed Consolidated Balance Sheet

	March 31, 2026	December 31, 2025
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,894	$1,867
Short-term investments	966	1,052
Customer accounts and funds receivable	1,490	1,280
Other current assets	909	887
Total current assets	6,259	5,086
Long-term investments	2,010	2,767
Property and equipment, net	1,198	1,165
Goodwill	4,463	4,467
Operating lease right-of-use assets	446	428
Deferred tax assets	2,949	2,959
Other assets	568	565
Total assets	$17,893	$17,437
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$750	$750
Accounts payable	311	242
Customer accounts and funds payable	1,491	1,280
Accrued expenses and other current liabilities	2,457	2,257
Income taxes payable	125	108
Total current liabilities	5,134	4,637
Operating lease liabilities	332	315
Deferred tax liabilities	1,438	1,431
Long-term debt	5,994	5,996
Other liabilities	583	575
Total liabilities	13,481	12,954
Total stockholders' equity	4,412	4,483
Total liabilities and stockholders' equity	$17,893	$17,437

eBay Inc.
Unaudited Condensed Consolidated Statement of Income

	Three Months Ended March 31,
	2026	2025
	(In millions, except per share amounts)
Net revenues	$3,089	$2,585
Cost of net revenues (1)	802	697
Gross profit	2,287	1,888
Operating expenses:
Sales and marketing (1)	673	536
Product development (1)	450	393
General and administrative (1)	410	261
Transaction losses	138	81
Amortization of acquired intangible assets	5	6
Total operating expenses	1,676	1,277
Income from operations	611	611
Interest and other:
Gain (loss) on equity investments and warrants, net	2	(2)
Interest expense	(61)	(61)
Interest income and other, net	66	81
Income from continuing operations before income taxes	618	629
Income tax provision	(106)	(128)
Income from continuing operations	512	501
Loss from discontinued operations, net of income taxes	—	(2)
Net income	$512	$499

Income per share – basic:
Continuing operations	$1.14	$1.07
Discontinued operations	—	—
Net income per share – basic	$1.14	$1.07

Income per share – diluted:
Continuing operations	$1.12	$1.05
Discontinued operations	—	—
Net income per share – diluted	$1.12	$1.05

Weighted average shares:
Basic	448	467
Diluted	457	475

(1) Includes stock-based compensation as follows:
Cost of net revenues	$11	$9
Sales and marketing	47	20
Product development	76	69
General and administrative	22	38
	$156	$136

eBay Inc.
Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended March 31,
	2026	2025
	(In millions)
Cash flows from operating activities:
Net income	$512	$499
Loss from discontinued operations, net of income taxes	—	2
Adjustments:
Transaction losses	138	81
Depreciation and amortization	93	52
Stock-based compensation	156	136
Loss (gain) on investments and other, net	(31)	2
Deferred income taxes	21	30
Change in fair value of warrants	9	—
Changes in assets and liabilities, net of acquisition effects	72	(47)
Net cash provided by continuing operating activities	970	755
Net cash used in discontinued operating activities	(1)	—
Net cash provided by operating activities	969	755
Cash flows from investing activities:
Purchases of property and equipment	(72)	(111)
Purchases of investments	(364)	(3,043)
Maturities of investments	352	4,587
Sales of investments	684	—
Shareholder distributions from equity investments	194	—
Acquisitions and other	(11)	(89)
Net cash provided by investing activities	783	1,344
Cash flows from financing activities:
Proceeds from issuance of common stock	2	—
Repurchases of common stock	(486)	(615)
Payments for taxes related to net share settlements of restricted stock units and awards	(106)	(69)
Payments for dividends	(139)	(134)
Repayment of senior notes	—	(800)
Proceeds from issuance of commercial paper	—	568
Repayment of commercial paper	—	(441)
Net funds receivable and payable activity	168	243
Net cash used in financing activities	(561)	(1,248)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12)	19
Net increase in cash, cash equivalents and restricted cash	1,179	870
Cash, cash equivalents and restricted cash at beginning of period	3,055	3,286
Cash, cash equivalents and restricted cash at end of period	$4,234	$4,156

eBay Inc.
Unaudited Summary of Consolidated Net Revenues

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(In millions, except percentages)
Total net revenues (1)(2)	$3,089	$2,965	$2,820	$2,730	$2,585
Current quarter vs prior year quarter	19%	15%	9%	6%	1%
Percent from international	44%	46%	48%	49%	48%

(1) Hedge gain/(loss)	$(13)	$(19)	$(24)	$(6)	$8
(2) Foreign currency impact	$78	$16	$20	$32	$(21)

eBay Inc.
Unaudited Supplemental Operating Data

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(In millions, except percentages)
Active Buyers (1)	136	135	134	134	134
Current quarter vs prior year quarter	1%	1%	1%	1%	1%
Active Buyers excluding Tise (2)	135	134

Gross Merchandise Volume (3)
U.S.	$11,503	$10,721	$9,872	$9,428	$9,066
Current quarter vs prior year quarter	27%	19%	13%	7%	1%
International	$10,694	$10,516	$10,233	$10,086	$9,687
Current quarter vs prior year quarter	10%	2%	7%	5%	0%
Total Gross Merchandise Volume	$22,197	$21,237	$20,105	$19,514	$18,753
Current quarter vs prior year quarter	18%	10%	10%	6%	1%

(1)Active Buyers consist of all buyers who paid for a transaction on our Marketplace platforms within the previous 12-month period. Buyers may register more than once, and as a result, may have more than one account.
(2)On October 1, 2025, we completed the acquisition of Tise AS.
(3)Gross Merchandise Volume consists of the total value of all paid transactions between users on our Marketplace platforms during the applicable period inclusive of shipping fees and taxes, without adjustment for returns or cancellations.

eBay Inc.
Business Outlook

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.
The company's future performance involves risks and uncertainties, and the company's actual results could differ materially from the information below and elsewhere in this press release. Some of the factors that could affect the company's operating results are set forth under the caption "Forward-Looking Statements" above in this press release. More information about factors that could affect the company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting eBay's investor relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.
eBay Inc.

Three Months Ending
June 30, 2026
(In billions, except per share amounts)	GAAP	Non-GAAP (a)
Net revenues	$2.97 - $3.03	$2.97 - $3.03
Diluted EPS from continuing operations	$1.09 - $1.14	$1.46 - $1.51
Gross Merchandise Volume	$21.3 - $21.7

(a) Estimated non-GAAP amounts above for the three months ending June 30, 2026 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $12 million, estimated stock-based compensation expense and associated employer payroll tax expense of approximately $168-$178 million, and estimated adjustment between our GAAP and non-GAAP tax expense of approximately $(10)-$(20) million. The estimated GAAP diluted EPS above does not assume any gains or losses on our remaining equity investments.

eBay Inc.
Non-GAAP Measures of Financial Performance
To supplement the company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income and margin, non-GAAP effective tax rate, free cash flow and figures in this press release presented on an "FX-Neutral basis." These non-GAAP financial measures are presented on a continuing operations basis.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release, except for figures in this press release presented on an "FX-Neutral basis," can be found in the tables included in this press release. For figures in this press release reported on an "FX-Neutral basis," the company calculates the year-over-year impact of foreign currency movements using prior period foreign currency rates, excluding hedging activity, applied to current year transactional currency amounts.
These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, or net purchases of property and equipment, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, the company's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, amortization of deferred tax assets associated with the realignment of its legal structure and related foreign exchange effects, significant gains or losses from the disposal/acquisition of a business, certain gains and losses on investments including changes in fair value, changes in foreign currency exchange rates and the impact of any related foreign exchange derivative instruments, gains or losses associated with a warrant agreement that the company entered into with Adyen, restructuring-related charges and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company's management also uses the foregoing non-GAAP measures in reviewing the financial results of the company.
The company excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income and margin and non-GAAP effective tax rate:
Stock-based compensation expense and related employer payroll taxes. This expense consists of expenses for stock options, restricted stock and employee stock purchases. The company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results. The related employer payroll taxes are dependent on the company's stock price and the vesting of restricted stock by employees and the timing and size of stock option exercises, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business.
Amortization or impairment of acquired intangible assets, impairment of goodwill, certain amortization of deferred tax assets and related foreign exchange effects, significant gains or losses and transaction expenses from the acquisition or disposal of a business and certain gains or losses on investments. The company incurs amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses from the acquisition or disposal of a business and therefore excludes these amounts from its non-GAAP measures. The company also excludes certain gains and losses on investments. The company excludes the non-cash amortization of deferred tax assets associated with the realignment of its legal structure, which is not reduced by the effects of the Tax Cuts and Jobs Act, and related foreign exchange effects. The company excludes these items because management does not believe they correlate to the ongoing operating results of the company's business.
Restructuring. These charges consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.
Other certain significant gains, losses, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly or be repeated in the future. The company excludes these amounts from its results primarily because management does not believe they are indicative of its current or ongoing operating results. These amounts include changes in fair value and the related change in foreign currency exchange rates of equity securities with readily determinable fair values, globally.
Change in fair market value of warrants. These are gains or losses associated with warrant agreements entered into with vendors, which are attributable to changes in fair value during the period.
Income tax effects and adjustments. We are using a non-GAAP tax rate of 17.5% for evaluating our operating results, up from 16.5% in 2025. This rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.
In addition to the non-GAAP measures discussed above, the company also uses free cash flow. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company's business, make strategic acquisitions, repurchase stock and pay dividends. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period and does not exclude certain non-discretionary expenditures, such as mandatory debt service requirements.

eBay Inc.
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income

	Three Months Ended March 31,
	2026	2025
	(In millions, except percentages)
GAAP operating income	$611	$611
Stock-based compensation expense and related employer payroll taxes	167	144
Amortization of acquired intangible assets within cost of net revenues and operating expenses	12	12
Restructuring and executive bonuses	104	—
Other general and administrative expenses	13	—
Total non-GAAP operating income adjustments	296	156
Non-GAAP operating income	$907	$767

GAAP operating margin	19.8%	23.6%
Non-GAAP operating margin	29.4%	29.6%
Presented on a continuing operations basis

Reconciliation of GAAP Net Income to Non-GAAP Net Income and
GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended March 31,
	2026	2025
	(In millions, except per share amounts and percentages)
GAAP income from continuing operations before income taxes	$618	$629
GAAP provision for income taxes	(106)	(128)
GAAP net income from continuing operations	$512	$501
Non-GAAP adjustments to net income from continuing operations:
Non-GAAP operating income from continuing operations adjustments (see table above)	$296	$156
Change in fair value of other equity investments	(1)	(3)
Change in fair value of warrants	9	—
Income tax effects and adjustments	(56)	—
Non-GAAP net income from continuing operations	$760	$654

Diluted net income from continuing operations per share:
GAAP	$1.12	$1.05
Non-GAAP	$1.66	$1.37
Shares used in GAAP diluted net income per share calculation	457	475
Shares used in non-GAAP diluted net income per share calculation	457	475

GAAP effective tax rate – Continuing operations	17.1%	20.4%
Income tax effects and adjustments to net income from continuing operations	0.4%	(3.9)%
Non-GAAP effective tax rate – Continuing operations	17.5%	16.5%
Presented on a continuing operations basis

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended March 31,
	2026	2025
	(In millions)
Net cash provided by continuing operating activities	$970	$755
Less: Purchases of property and equipment	(72)	(111)
Free cash flow	$898	$644
Presented on a continuing operations basis